UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 28, 2010

AMERICAN RESOURCES & DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Utah	000-18865	84-0401100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5891 Sagewood, Murray, UT	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(801) 230-1030

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant's Certifying Accountant.

On July 20, 2010, the Company’s independent registered public accounting firm, Mantyla McReynolds, LLC, resigned as our independent registered public accounting firm.  Mantyla McReynolds, LLC was engaged to audit our financial statements for the periods ended March 31, 2010 and 2009, but the Company never initiated the audit process, and the audit was not completed and no audit report ever issued.

The Company is currently in the process of seeking a new independent registered public accounting firm.

We have provided Mantyla McReynolds, LLC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  Mantyla McReynolds, LLC provided us with their letter, which is attached hereto.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESOURCES & DEVELOPMENT, INC

Date: September 9, 2010	By:	/s/ Keith M Elison
Keith M Elison
Chief Financial Officer